EXHIBIT 99.2
FORGE ENERGY II DELAWARE, LLC
FINANCIAL STATEMENTS
For the Three Month Periods Ended March 31, 2023 and 2022

FORGE ENERGY II DELAWARE, LLC
FINANCIAL STATEMENTS
For the Three Month Periods Ended March 31, 2023 and 2022

FORGE ENERGY II DELAWARE, LLC
BALANCE SHEETS

	March 31,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$47,793	$513,351
Accounts receivable
Oil and natural gas sales	21,265,383	21,180,129
Contingent consideration receivable	1,042,153	3,000,000
Other receivables	3,000,000	1,353,735
Derivative asset, current	281,687	565,826
Inventory	1,437,934	624,889
Total current assets	27,074,950	27,237,930

Oil and natural gas properties, successful efforts method of accounting	533,760,197	463,842,488
Less accumulated depletion and depreciation	(68,111,582)	(57,144,260)
Total oil and natural gas properties	465,648,615	406,698,228

Other assets:
Other property and equipment, net	32,560,333	32,916,833
Contingent consideration, non-current	2,254,539	2,201,963
Derivative asset, non-current	—	85,072
Debt financing costs, net	865,245	992,123
Accounts receivable, related parties, non-current	10,798,959	10,798,959
Total other assets	46,479,076	46,994,950
Total assets	$539,202,641	$480,931,108

Liabilities and Members' Equity
Current liabilities:
Accrued liabilities	$34,306,115	$37,347,865
Derivative liability, current	3,617,149	7,080,068
Total current liabilities	37,923,264	44,427,933

Long-term liabilities
Accounts payable, related parties	57,776,098	52,269,042
Asset retirement obligations	9,905,550	9,594,268
Line-of-credit	74,535,986	52,535,986
Commitments and contingencies
Members' equity	359,061,743	322,103,879
Total liabilities and members' equity	$539,202,641	$480,931,108
See accompanying condensed notes to financial statements.

FORGE ENERGY II DELAWARE, LLC
STATEMENTS OF INCOME - UNAUDITED

	Three Month Period Ended March 31,
	2023	2022
Revenue:
Oil sales	$59,442,600	$56,924,858
Natural gas sales	140,431	2,995,381
Natural gas liquids	5,242,446	6,627,348
Other revenue	107,232	128,175
Total revenue	64,932,709	66,675,762

Operating expenses:
Lease operating expenses	12,275,890	6,613,548
Workover expenses	2,441,990	720,514
Production and ad valorem taxes	3,683,811	3,759,730
Depletion and depreciation	10,967,323	4,887,249
Accretion	118,985	101,472
General and administrative expenses	452,196	266,311
Total operating expenses	29,940,195	16,348,824

Operating income	34,992,514	50,326,938

Other income (expense):
Gain on sale of oil and natural gas properties	301	—
Gain (loss) on realized derivatives	327,991	(11,818,285)
Gain (loss) on unrealized derivatives	3,093,708	(17,453,752)
Gain on unrealized fair value of contingent consideration	52,576	—
Interest expense	(1,509,226)	(449,574)
Total other income (expense)	1,965,350	(29,721,611)
Net income	$36,957,864	$20,605,327
See accompanying condensed notes to financial statements.

FORGE ENERGY II DELAWARE, LLC
STATEMENTS OF CHANGES IN MEMBERS' EQUITY - UNAUDITED

	Three Month Period Ended March 31,
	2023	2022
Balance at January 1	$322,103,879	$156,231,456

Net income	36,957,864	20,605,327

Balance at March 31	$359,061,743	$176,836,783

See accompanying condensed notes to financial statements.

FORGE ENERGY II DELAWARE, LLC

STATEMENTS OF CASH FLOWS - UNAUDITED

	Three Month Period Ended March 31,
	2023	2022
Cash Flows From Operating Activities
Net income	$36,957,864	$20,605,327
Adjustments to reconcile net income to net cash
provided by operating activities:
Depletion, depreciation and accretion	11,442,808	5,345,221
Gain on unrealized fair value of contingent consideration	(52,576)	—
(Gain) loss on unrealized derivatives	(3,093,708)	17,453,752
Gain on sale of assets	(301)	—
Amortization of debt financing costs	136,550	72,527
Changes in operating assets and liabilities:
Accounts receivable	(85,254)	(14,068,927)
Other receivables	311,582	377,425
Inventory	(813,045)	—
Accounts payable, related parties	4,483,329	(3,084,172)
Accounts payable and accrued liabilities	(848,073)	2,775,058
Net cash provided by operating activities	48,439,176	29,476,211

Cash Flows From Investing Activities
Investments in oil and natural gas properties	(70,895,062)	(40,331,306)
Net cash used in investing activities	(70,895,062)	(40,331,306)

Cash Flows From Financing Activities
Proceeds from line-of-credit	22,000,000	7,000,000
Payment of debt issuance costs	(9,672)	(6,373)
Net cash provided by financing activities	21,990,328	6,993,627
Net decrease in cash and cash equivalents	(465,558)	(3,861,468)
Cash and cash equivalents at beginning of year	513,351	3,945,255
Cash and cash equivalents at end of year	$47,793	$83,787

Supplemental Cash Flow Information
Cash paid for interest	$868,968	$—
Changes to oil and natural gas properties through accounts payable and accrued liabilities	$(1,169,950)	$(8,057,221)
Additions to asset retirement obligations	$192,297	$112,235
See accompanying condensed notes to financial statements.

FORGE ENERGY II DELAWARE, LLC
CONDENSED NOTES TO FINANCIAL STATEMENTS – UNAUDITED

A.Nature of Business

Forge Energy II Delaware, LLC (the “Company”), a limited liability company (wherein members of the Company are not obligated for liabilities of the Company, was formed on May 11, 2018 to acquire oil and natural gas properties. The oil and natural gas properties are operated by Forge Energy Operating, LLC (“FEO”, “Operator”). The Company and the Operator are 100% owned by Forge Energy II, LLC.

The Company’s executive offices are located in San Antonio, Texas.

B.Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows. The interim unaudited financial statements were derived from the historical accounting records of the Company and reflect the historical financial position, results of operations and cash flows for the periods described herein. The unaudited financial statements of the Company should be read in conjunction with the Company’s audited financial statements and notes included in the 2022 Annual Report. The balance sheet as of December 31, 2022 is derived from the Company’s audited financial statements. In the opinion of management, the unaudited financial statements reflect all necessary adjustments to present fairly the Company’s financial position as of March 31, 2023, results of operations for the three months ended March 31, 2023 and 2022 and cash flows for the three months ended March 31, 2023 and 2022.

Basis of Accounting

The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions. Significant assumptions are required in the valuation of proved oil and natural gas reserves and asset retirement obligations (“ARO”) and derivative instruments. It is at least reasonably possible these estimates could be revised in the near term, and these revisions could be material.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. As of December 2022 and 2021, the Company had no such investments. The Company maintains deposits in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses related to amounts in excess of FDIC limits.

FORGE ENERGY II DELAWARE, LLC
CONDENSED NOTES TO FINANCIAL STATEMENTS – UNAUDITED (continued)
B. Summary of Significant Accounting Policies – continued
Accounts Receivable

Oil and Natural Gas Sales

Accounts receivable are stated at amounts management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. There was no allowance for the periods ended March 31, 2023 and 2022.

Contingent Consideration

On December 9, 2022, Forge Energy II Midstream, LLC, a related party, entered into a purchase and sale agreement to sell Forge Energy II Midstream, LLC. As part of this divestiture, the Company also agreed to a contingent consideration arrangement should certain performance incentives be fulfilled.

The performance incentive agreement executed concurrent to the purchase and sale agreement of the Forge Energy II Midstream, LLC entity includes contingent consideration arrangements that require the buyer to pay the Company if certain performance obligations are fulfilled through development of certain properties in Ward and Reeves counties. The incentive period is from December 9, 2022 through December 31, 2025. The maximum aggregate payment is $9,000,000 during the incentive period.

As of March 31, 2023, the fair value of the contingent consideration was $6,154,539, of which $3,000,000 was included in current contingent consideration receivable, $900,000 was included in other receivables, and $2,254,539 was included in long-term contingent consideration.

Oil and Natural Gas Properties

The Company uses the successful efforts method of accounting to account for its oil and natural gas properties. Under this method, costs of acquiring properties, costs of drilling successful exploration wells, and development costs are capitalized. The costs of exploratory wells are initially capitalized pending a determination of whether proved reserves have been found. At the completion of drilling activities, the costs of exploratory wells remain capitalized if a determination is made that proved reserves have been found. If no proved reserves have been found, the costs of each of the related exploratory wells are charged to expense. In some cases, a determination of proved reserves cannot be made at the completion of drilling, requiring additional testing, and evaluation of the wells. The Company’s policy is to expense the costs of such exploratory wells if a determination of proved reserves has not been made within a twelve-month period after drilling is complete.

FORGE ENERGY II DELAWARE, LLC
CONDENSED NOTES TO FINANCIAL STATEMENTS – UNAUDITED (continued)
B. Summary of Significant Accounting Policies – continued
Oil and Natural Gas Properties – continued

Exploration costs such as geological, geophysical, and seismic costs are expensed as incurred, unless such costs relate to seismic surveys to further develop a proven area and then, those costs are capitalized.

As exploration and development work progresses and the reserves on these properties are proven, capitalized costs attributed to the properties are subject to depreciation, depletion, and amortization. Depletion of capitalized costs is provided using the units-of-production method based on proved oil and natural gas reserves related to the specific oil and natural gas property. If development wells are unsuccessful, the capitalized costs of the properties related to this unsuccessful work are expensed in the year in which the determination was made.

On the sale or retirement of a complete or partial unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and any gain or loss is recognized.

Maintenance and repairs are charged to operations. Major renewals and improvements, which substantially extend the useful lives of assets, are capitalized.

Impairment of Long-Lived Assets

The carrying value of the oil and natural gas properties and other property and equipment are periodically evaluated for impairment. GAAP requires long-lived assets and certain identifiable intangibles to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When it is determined that the estimated future net cash flows of an asset will not be sufficient to recover its carrying amount, an impairment loss must be recorded to reduce the carrying amount to its estimated fair value.

The Company evaluates impairment of their proven oil and natural gas properties on a single cost pool as the Company operates in one primary area. On this basis, impairment may be recorded if the Company is not expected to recover their entire carrying value from future net cash flows. No impairment expense recorded for the three months ended March 31, 2023 and 2022.

Other Property and Equipment

Other property and equipment are carried at cost. Depreciation is provided on the straight-line method over the assets’ estimated service lives. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are reflected in the accompanying consolidated statement of income for the respective period. The estimated useful lives of midstream infrastructure (capitalized central tank batteries) is 25 years.

FORGE ENERGY II DELAWARE, LLC
CONDENSED NOTES TO FINANCIAL STATEMENTS – UNAUDITED (continued)
B. Summary of Significant Accounting Policies – continued
Revenue Recognition

Oil and natural gas revenues are recognized when title to the product transfers to the purchaser. A receivable or liability is recognized only to the extent that the Company has an imbalance on a specific property greater than the expected remaining proved reserves.

Oil Sales

Sales under the Company’s oil contracts are generally considered performed when the Company sells oil production at the wellhead and receives an agreed-upon index price, net of any price differentials. The Company recognizes revenue when control transfers to the purchaser at the wellhead based on the net price received.

NGL and Natural Gas Sales

The Company evaluated whether it was the principal or the agent in gas processing transactions and concluded that it is the principal when it has the ability to take-in-kind, which is the case in the majority of the Company's gas processing and transportation contracts. The Company recognizes revenue on a net basis, with the gathering, processing and transportation costs associated with its take-in-kind arrangements being recorded net of revenue in the statement of income.

Other Revenue

The Company’s other revenue is for saltwater disposal facility fees and gas lift income. The Company recognizes revenue related to these at the time the service is completed, and the Company’s performance is satisfied.

Performance Obligations and Contract Balances

The majority of the Company’s product sale commitments are short-term in nature with a contract term of one year or less. The Company typically satisfies its performance obligations upon transfer of control as described above and records the related revenue in the month production is delivered to the purchaser. Settlement statements for sales of oil and natural gas may not be received for 30 to 60 days after the date the volumes are delivered, and as a result, the Company is required to estimate the amount of volumes delivered to the purchaser and the price that will be received for the sale of the product. The Company records the differences between estimates and the actual amounts received for product sales in the month that payment is received from the purchaser. Historically, differences between the Company’s revenue estimates and actual revenue received have not been significant. For the three months and years ended March 31, 2023 and December 31, 2022, the accounts receivable balance representing amounts due or billable under the terms of contracts with purchasers was $21,265,383 and $21,180,129, respectively.

FORGE ENERGY II DELAWARE, LLC
CONDENSED NOTES TO FINANCIAL STATEMENTS – UNAUDITED (continued)
B. Summary of Significant Accounting Policies – continued
Fair Value Measurement

GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a three-tier hierarchy that is used to identify assets and liabilities measured at fair value. The hierarchy focuses on the inputs used to measure fair value and requires that the lowest level input be used. The three levels defined are as follows:

•Level 1 — observable inputs that are based upon quoted market prices for identical assets or liabilities within active markets.
•Level 2 — observable inputs other than Level 1 that are based upon quoted market prices for similar assets or liabilities, based upon quoted prices within inactive markets, or inputs other than quoted market prices that are observable through market data for substantially the full term of the asset or liability.
•Level 3 — inputs that are unobservable for the particular asset or liability due to little or no market activity and are significant to the fair value of the asset or liability. These inputs reflect assumptions that market participants would use when valuing the particular asset or liability.

The ARO is classified within Level 3 as the fair value is estimated using discounted cash flow projections using numerous estimates, assumptions and judgments regarding such factors as the existence of a legal obligation for an ARO, estimated amounts and timing of settlements, the credit-adjusted risk free rate to be used and inflation rates. See Note G for the summary of changes in the fair value of the asset retirement obligation for the three months ended March 31, 2023.

The fair value of derivative instruments is derived using published forward commodity price curves, market volatility, and contract terms as of the date of the estimate. The Company’s fair value calculations also incorporate an estimate of the counterparties’ default risk for derivative assets and an estimate of the Company’s default risk for derivative liabilities. The Company believes that most of the inputs used to calculate the commodity derivative instruments fall within Level 2 of the fair value hierarchy based on the wide availability of quoted market prices for similar commodity derivative contracts. See Note I for the summary of changes in the fair value of derivative hedges.

The contingent consideration is classified within Level 3 as the fair value is estimated using discounted cash flow projections using assumptions and judgements based on the Company’s development plans and weighted average cost of capital.

FORGE ENERGY II DELAWARE, LLC
CONDENSED NOTES TO FINANCIAL STATEMENTS – UNAUDITED (continued)
B. Summary of Significant Accounting Policies – continued
Fair Value of Financial Instruments

The Company calculates the fair value of its assets and liabilities, which qualify as financial instruments and includes this information in the notes to financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of accounts receivable, prepaid expenses, accounts payable, and accrued liabilities approximate the carrying amounts due to the relatively short maturity of these instruments. The carrying value of the line-of-credit also approximates fair value since this instrument bears market rates of interest. None of these instruments are held for trading purposes.

Concentrations of Credit Risk

For the three months ended March 31, 2023 and 2022, two purchasers accounted for 78% and 63% of the Company’s revenue. These significant purchasers’ account receivable balance approximates 82% and 76% of the total accounts receivable as of March 31, 2023 and December 31, 2022. Receivables from purchasers are generally unsecured; however, the Company has not experienced any credit losses to date. Additionally, due to the nature of the markets for oil and natural gas, the Company does not believe the loss of any one or all purchasers would have a material adverse impact on its financial position, results of operations or cash flows for any significant period of time.

The counterparties to the Company’s derivative financial instruments are financial institutions that management believes have acceptable credit ratings.

Risks and Uncertainties

As an oil and natural gas producer, the Company’s revenue, profitability, and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond its control such as economic, political, and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future.

A substantial or extended decline in oil and natural gas prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows, and quantities of oil and natural gas reserves that may be economically produced. Other risks and uncertainties that could affect the Partnership in the current price environment include, but are not limited to, counterparty credit risk for our receivables, access to credit markets and ability to meet financial ratios and covenants in the Company’s financing agreements.

C.Acquisitions & Divestitures

A gain of $301 was recognized for the three months ended March 31, 2023, as an adjustment related to sale of assets in 2022.

FORGE ENERGY II DELAWARE, LLC
CONDENSED NOTES TO FINANCIAL STATEMENTS – UNAUDITED (continued)
D.Oil and Natural Gas Properties

Oil and natural gas properties consisted of the following at March 31, 2023 and December 31, 2022:

	March 31,	December 31,
	2023	2022
Proved oil and natural gas properties	$533,760,197	$463,842,488
Unproved oil and natural gas properties	—	—
Less accumulated depletion	(68,111,582)	(57,144,260)
Total oil and natural gas properties	$465,648,615	$406,698,228
Depletion expense for the year ended	$10,967,323	$45,273,471

E.Other Property and Equipment

Other property and equipment consisted of the following at March 31, 2023 and December 31, 2022:

	March 31,	December 31,
	2023	2022
Facilities – battery	$35,650,000	$35,650,000
Less: accumulated depreciation	(3,089,667)	(2,733,167)
Other property and equipment, net	$32,560,333	$32,916,833

F.Accrued Liabilities

Accrued liabilities consisted of the following at March 31, 2023 and December 31, 2022:

	March 31,	December 31,
	2023	2022
Accrued oil and natural gas capitalized costs	$23,587,773	$25,781,448
Accrued lease operating expenses	4,283,536	3,743,800
Accrued contingency payable	—	2,875,000
Accrued ad valorem taxes	665,891	2,669,425
Accrued workovers	4,367,613	1,318,222
Accrued liabilities - other	1,401,302	959,970
	$34,306,115	$37,347,865

FORGE ENERGY II DELAWARE, LLC
CONDENSED NOTES TO FINANCIAL STATEMENTS – UNAUDITED (continued)
G.Asset Retirement Obligations

The Company recognizes the fair value of its asset retirement obligations related to the plugging, abandonment, and remediation of oil and natural gas producing properties. The present value of the estimated asset retirement costs has been capitalized as part of the proved oil and natural gas properties.

The following table summarizes the changes in the Company’s asset retirement obligations for the three months ended March 31, 2023:

Asset retirement obligations at beginning of year	$9,594,268
Wells acquired during the period	—
Additions during the period	192,297
Disposals during the period	—
Accretion of discount	118,985
Asset retirement obligations at end of year	$9,905,550

H.Line-Of-Credit

On May 3, 2021, the Company entered into an $400,000,000 credit agreement (“Credit Agreement”) with a syndicate of financial institutions that matures on October 30, 2024. This reserves-based facility features a borrowing base which was initially set to an amount of $63,000,000. Effective April 25, 2022, the Company’s Borrowing Base was increased to $125,000,000 and with this increase the Company established an Elected Commitment Amount of $100,000,000. Effective November 4, 2022, the Company’s Borrowing Base was increased to $160,000,000 and with this increase the Company established an Elected Commitment Amount of $125,000,000. As part of this increase, two new banks were added to the syndicate to accommodate the expansion. The borrowing base for the RBL is supported by the value of proved reserves and is subject to scheduled semi-annual, in April and October, and other elective redeterminations as provided in the Credit Agreement. The line-of-credit has a variable annual interest rate based on adjusted Eurodollar or Alternate Base Rate (“ABR”) plus an applicable margin. Eurodollar loans bear interest at the U.S. dollar SOFR rate plus a margin ranging between 3% and 4% per annum depending on the borrowing base utilization. ABR loans bear interest at the ABR rate plus a margin ranging between 2% and 3% per annum depending on the borrowing base utilization. Additionally, a commitment fee of 0.5% per annum is charged on the unutilized balance of the committed borrowing base and is included in interest expense. As of March 31, 2023 and December 31, 2022, borrowings under the line-of-credit had an effective interest rate of 9% and 8%.

The Company is to make quarterly interest payments on the outstanding balance and repay any unpaid principal at the maturity date. Subject to the terms of the agreement, the Company may borrow, repay, and re-borrow hereunder at any time, provided that the Company is not in default. At March 31, 2023 and December 31, 2022, the outstanding principal balance of the line-of-credit was $74,535,986 and $52,535,986.

FORGE ENERGY II DELAWARE, LLC
CONDENSED NOTES TO FINANCIAL STATEMENTS – UNAUDITED (continued)
H.Line-Of-Credit – continued

The Credit Agreement contains affirmative, negative, and financial covenants customary for financings of this type, including, among other things, limits on the creation of liens, limits on the incurrence of indebtedness, restrictions on investments and dispositions, limitations on fundamental changes to the Loan Parties, a maximum consolidated leverage ratio and a current ratio. Upon an event of default, and after any applicable cure period, the administrative agent can accelerate the maturity of the loan. Events of default include customary items, such as failure to pay principal and interest in a timely manner and breach of covenants. As of March 31, 2023 and December 31, 2022, the Company was in compliance with all financial covenants related to the Credit Agreement.

Debt financing cost related to the Credit Agreement is amortized over the life of the line-of-credit. Interest expense related to amortization of debt financing costs was $136,550 and $72,527 for the three months ended March 31, 2023 and 2022, and are included in interest expense on the statements of income.

I.Derivative Activities

Commodity Derivative Activities

The Company has implemented a comprehensive hedging strategy to reduce the effects of volatility of commodity prices on the Company’s results of operations.

Inherent in the Company’s portfolio of commodity derivative contracts are certain business risks, including market risk and credit risk. Market risk is the risk that commodity prices will change, either favorably or unfavorably, in response to changing market conditions. Credit risk is the risk of loss from nonperformance by the Company’s counterparty to a contract. The Company does not require collateral from its counterparties.

The Company has entered into derivative contracts listed below in order to manage market risk due to the fluctuation of oil and natural gas prices. The unrealized gains and losses related to these derivatives are included in the accompanying statements of income.

FORGE ENERGY II DELAWARE, LLC
CONDENSED NOTES TO FINANCIAL STATEMENTS – UNAUDITED (continued)
I. Derivative Activities – continued

Commodity Derivative Activities – continued

The following summarizes the Company’s open commodity derivative positions, which are comprised of fixed price swaps and costless collars for WTI oil, Midland-Cushing differential, HHUB gas and WAHA differential as of the three months ended March 31, 2023:

Period	Commodity	Contract Type	Volume s (BBls, Mcf)	Price ($/Bbl, Mcf)
April 2023 - June 2023	Oil	Put	67,011	$50.00
April 2023 - June 2023	Oil	Call	(67,011)	$61.35
April 2023 - June 2023	Oil	Put	29,144	$50.00
April 2023 - June 2023	Oil	Call	(29,144)	$69.00
April 2023 - June 2023	Oil	Put	48,282	$50.00
April 2023 - June 2023	Oil	Call	(48,282)	$76.45
July 2023 - September 2023	Oil	Put	91,231	$50.00
July 2023 - September 2023	Oil	Call	(91,231)	$67.55
July 2023 - September 2023	Oil	Put	44,775	$50.00
July 2023 - September 2023	Oil	Call	(44,775)	$74.05
October 2023 - December 2023	Oil	Put	130,267	$50.00
October 2023 - December 2023	Oil	Call	(130,267)	$71.80
April 2023 - December 2023	Oil	Put	64,665	$60.00
April 2023 - December 2023	Oil	Call	(64,665)	$116.50
April 2023 - December 2023	Oil	Put	64,274	$60.00
April 2023 - December 2023	Oil	Call	(64,274)	$87.20
April 2023 - March 2024	Oil	Put	213,251	$60.00
April 2023 - March 2024	Oil	Call	(213,251)	$83.65
January 2024 - March 2024	Oil	Put	138,903	$60.00
January 2024 - March 2024	Oil	Call	(138,903)	$98.20
January 2024 - March 2024	Oil	Put	28,892	$50.00
January 2024 - March 2024	Oil	Call	(28,892)	$82.50

April 2023	Oil	Price Swap	9,592	$85.73
May 2023	Oil	Price Swap	8,734	$84.75
June 2023	Oil	Price Swap	8,002	$83.72
July 2023	Oil	Price Swap	7,395	$82.88
August 2023	Oil	Price Swap	6,880	$82.14
September 2023	Oil	Price Swap	6,448	$81.38
October 2023	Oil	Price Swap	6,031	$80.75
November 2023	Oil	Price Swap	5,752	$80.08
December 2023	Oil	Price Swap	5,440	$79.42

April 2023 - December 2023	Mid-Cush	Price Swap	410,710	$0.15
April 2023 - March 2024	Mid-Cush	Price Swap	203,569	$0.60
April 2023 - December 2023	Mid-Cush	Price Swap	64,274	$1.30
April 2023 - December 2023	Mid-Cush	Price Swap	64,274	$0.35
April 2023 - March 2024	Mid-Cush	Price Swap	186,437	$0.55
January 2024 - March 2024	Mid-Cush	Price Swap	28,892	$1.20

The purchase and sale agreement of the Ward County Acquisition and an acquisition completed in 2020 included contingent consideration arrangements that require the Company to pay the seller if commodity prices exceed specified thresholds. The Company incurred expense of $0 and $2,875,000 for the three months ended March 31, 2023 and 2022 and $0 obligation remains as of March 31, 2023.

FORGE ENERGY II DELAWARE, LLC
CONDENSED NOTES TO FINANCIAL STATEMENTS – UNAUDITED (continued)
I.Derivative Activities – continued

Commodity Derivative Activities – continued

The following summarizes the Company’s open commodity derivative positions, which are comprised of fixed price swaps and costless collars for WTI oil, Midland-Cushing differential, HHUB gas and WAHA differential as of the year ended December 31, 2022:

Period	Commodity	Contract Type	Volumes (BBls, Mcf)	Price ($/Bbl, Mcf)
January 2023 - March 2023	Oil	Put	69,864	$50.00
January 2023 - March 2023	Oil	Call	(69,864)	$62.50
January 2023 - March 2023	Oil	Put	30,486	$50.00
January 2023 - March 2023	Oil	Call	(30,486)	$71.00
January 2023 - March 2023	Oil	Put	50,514	$50.00
January 2023 - March 2023	Oil	Call	(50,514)	$78.75
April 2023 - June 2023	Oil	Put	67,011	$50.00
April 2023 - June 2023	Oil	Call	(67,011)	$61.35
April 2023 - June 2023	Oil	Put	29,144	$50.00
April 2023 - June 2023	Oil	Call	(29,144)	$69.00
April 2023 - June 2023	Oil	Put	48,282	$50.00
April 2023 - June 2023	Oil	Call	(48,282)	$76.45
July 2023 - September 2023	Oil	Put	91,231	$50.00
July 2023 - September 2023	Oil	Call	(91,231)	$67.55
July 2023 - September 2023	Oil	Put	44,775	$50.00
July 2023 - September 2023	Oil	Call	(44,775)	$74.05
October 2023 - December 2023	Oil	Put	130,267	$50.00
October 2023 - December 2023	Oil	Call	(130,267)	$71.80
January 2023 - December 2023	Oil	Put	100,415	$60.00
January 2023 - December 2023	Oil	Call	(100,415)	$116.50
January 2023 - December 2023	Oil	Put	100,482	$60.00
January 2023 - December 2023	Oil	Call	(100,482)	$87.20
January 2024 - March 2024	Oil	Put	138,903	$60.00
January 2024 - March 2024	Oil	Call	(138,903)	$98.20

January 2023	Oil	Price Swap	13,694	$89.19
February 2023	Oil	Price Swap	11,919	$88.04
March 2023	Oil	Price Swap	10,595	$86.79
April 2023	Oil	Price Swap	9,592	$85.73
May 2023	Oil	Price Swap	8,734	$84.75
June 2023	Oil	Price Swap	8,002	$83.72
July 2023	Oil	Price Swap	7,395	$82.88
August 2023	Oil	Price Swap	6,880	$82.14
September 2023	Oil	Price Swap	6,448	$81.38
October 2023	Oil	Price Swap	6,031	$80.75
November 2023	Oil	Price Swap	5,752	$80.08
December 2023	Oil	Price Swap	5,440	$79.42

January 2023 - December 2023	Mid-Cush	Price Swap	561,573	$0.15
January 2023 - March 2024	Mid-Cush	Price Swap	239,319	$0.60
January 2023 - December 2023	Mid-Cush	Price Swap	100,482	$1.30
January 2023 - December 2023	Mid-Cush	Price Swap	100,482	$0.35

January 2023 - March 2023	Gas	Put	482,910	$7.00
January 2023 - March 2023	Gas	Call	(482,910)	$11.40

January 2023 - March 2023	WAHA	Price Swap	482,910	($1.17)

FORGE ENERGY II DELAWARE, LLC
CONDENSED NOTES TO FINANCIAL STATEMENTS – UNAUDITED (continued)
I.Derivative Activities – continued

Derivative Assets and Liabilities

The derivative instrument fair values recorded in the accompanying balance sheets as of March 31, 2023 and December 31, 2022 are as follows:

	March 31, 2023
	Gross Amounts	Netting Adjustment	Net Amounts Presented
Assets
Commodity derivative instruments, current	$2,389,561	$—	$2,389,561
Derivative assets	$2,389,561	$—	$2,389,561
Liabilities
Commodity derivative instruments, current	$5,725,023	$—	$5,725,023
Derivative liabilities	$5,725,023	$—	$5,725,023

	December 31, 2022
	Gross Amounts	Netting Adjustment	Net Amounts Presented
Assets
Commodity derivative instruments, current	$2,857,991	$(2,292,165)	$565,826
Commodity derivative instruments, non-current	840,750	(755,678)	85,072
Derivative assets	$3,698,741	$(3,047,843)	$650,898
Liabilities
Commodity derivative instruments, current	$9,372,233	$(2,292,165)	$7,080,068
Derivative liabilities	$9,372,233	$(2,292,165)	$7,080,086

FORGE ENERGY II DELAWARE, LLC
CONDENSED NOTES TO FINANCIAL STATEMENTS – UNAUDITED (continued)
I.Derivative Activities – continued

The components of derivative gains (losses) in the statements of income are as follows:

	Three Months Ended
	March 31,
	2023	2022
Unrealized commodity derivative instruments	$3,093,708	$(20,328,752)
Unrealized contingent consideration	—	2,875,000
Unrealized gain (loss) on derivatives	$3,093,708	$(17,453,752)

Commodity derivative instruments settled	$327,991	$(8,943,285)
Contingent derivative instruments settled	—	(2,875,000)
Realized derivative gain (loss)	$327,991	$(11,818,285)

J.Commitments and Contingencies

Litigation

In the normal course of business, the Company may at times be subject to claims and legal actions. The Company is not currently involved in any legal proceedings that management believes are likely to have a material adverse effect on the Company’s financial statements.

Environmental Remediation

Various federal, state, and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect the Company’s operations and the costs of its oil and natural gas exploration, development, and production operations. As of March 31, 2023 and December 31, 2022, the Company has no claims and is not aware of any claims made related to environmental remediation. The Company recorded no contingent environmental remediation expense as within the statements of income for the three months ended March 31, 2023 and year ended December 31, 2022.

FORGE ENERGY II DELAWARE, LLC
CONDENSED NOTES TO FINANCIAL STATEMENTS – UNAUDITED (continued)
K.Related Party Transactions

The Company shares costs with other affiliated entities. The following summarizes the Company’s related party balances as of March 31, 2023 and December 31, 2022.

Forge Energy Operating, LLC serves as the Operator for Company’s oil and natural gas assets and incurs capital expenditures, operating expenses and general and administrative expenses. All oil and natural gas revenues and expenditures are processed by the Operator and allocated to the Company based on interest ownership percentages.

As of March 31, 2023 and December 31, 2022, the amounts payable and receivable to/from the related parties, net are as follows:

December 31, 2022 – Related Party	Payable	Receivable	Net
Forge Energy Operating, LLC	$(57,776,098)	$—	$(57,776,098)
Forge Energy II Interests, LLC	—	7,412,796	7,412,796
Forge Energy II Delaware Midstream, LLC	—	1,000,000	1,000,000
Forge Energy II, LLC	—	2,386,163	2,386,163
Total Accounts Payable – Related Parties	$(57,776,098)	$10,798,959	$(46,977,139)

December 31, 2022 – Related Party	Payable	Receivable	Net
Forge Energy Operating, LLC	$(52,269,042)	$—	$(52,269,042)
Forge Energy II Interests, LLC	—	7,412,796	7,412,796
Forge Energy II Delaware Midstream, LLC	—	1,000,000	1,000,000
Forge Energy II, LLC	—	2,386,163	2,386,163
Total Accounts Payable – Related Parties	$(52,269,042)	$10,798,959	$(41,470,083)

L.Subsequent Events

On April 6, 2023, the Company assigned the contingent consideration from the performance incentive agreement related to the Forge Energy II Midstream, LLC divestiture to Forge Energy II, LLC, a related party.

Effective April 20, 2023, the Company’s Borrowing Base was reduced from $160,000,000 to $140,000,000.

FORGE ENERGY II DELAWARE, LLC
CONDENSED NOTES TO FINANCIAL STATEMENTS – UNAUDITED (continued)
L. Subsequent Events – continued

On May 11, 2023, the Company entered into a Purchase and Sale Agreement with two companies to divest certain assets including all oil and natural gas properties for a purchase price of $540,000,000 subject to customary purchase price adjustments. As it relates to the sale of the assets, the Company liquidated all derivative positions effective June 23, 2023. The Company closed on the sale on June 30, 2023.

On June 30, 2023, the Company paid off the principal, interest and associated fees related to the Line-of-Credit.

In preparing the accompanying financial statements, management has evaluated all subsequent events and transactions for potential recognition or disclosure through July 12, 2023, the date the financial statements were available for issuance.